Exhibit 99(a)(3)


                  NOTICE OF GUARANTEED DELIVERY



                              for

               Tender of Shares of Common Stock
               (including the associated Rights)

                              of

                    CHEYENNE SOFTWARE, INC.

          This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (defined below) if (i)

certificates representing shares of Common Stock, par value $.01 per share, of Cheyenne Software, Inc., a Delaware corporation (the

"Company"), including the associated Preferred Share Purchase Rights

(the "Rights") issued pursuant to the Rights Agreement, dated as of

April 15, 1996, as amended, between the Company and Continental Stock

Transfer & Trust Company, as Rights Agent (the shares and the Rights collectively referred to as the "Shares"), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach The Bank of New York (the "Depositary") prior to the expiration of the Offer.  This Notice of Guaranteed Delivery may be

delivered by hand, facsimile transmission or mail to the Depositary.

See Section 3 of the Offer to Purchase.

                 The Depositary for the Offer is:

                      THE BANK OF NEW YORK

     By Mail:         Facsimile Transmission       By Hand or Overnight

Tender and Exchange       (for Eligible Courier:    Tender and Exchange

    Department          Institutions Only):              Department

  P.O. Box 11248          (212) 815-6213             101 Barclay Street

Church Street Station                                Receive & Deliver

 New York, New York                                         Window

     10286-1248                                      New York, New York

                     For Information Telephone:             10286

                          (800) 507-9357



DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF
INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE

WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON

A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE

INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE

MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON

THE APPROPRIATE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

          The undersigned hereby tenders to Tse-tsehese-staestse,

Inc., a Delaware corporation ("Merger Subsidiary") and a wholly-owned subsidiary of Computer Associates International, Inc., a
Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 11, 1996 (the "Offer to

Purchase"), and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the

"Offer"), receipt of which is hereby acknowledged, _____________ shares of Common Stock, par value $.01 per share, of Cheyenne Software, Inc., a

Delaware corporation (the "Company"), including the associated Preferred

Share Purchase Rights (the "Rights") issued pursuant to the Rights

Agreement, dated as of April 15, 1996, as amended, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the

shares and the Rights collectively referred to as the "Shares"), pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.



Certificate No(s).:                    Name(s) of Record Holder(s):

 (if available)

-------------------------------        ---------------------------------


-------------------------------        ---------------------------------

                                           (Please type or print)


(Check one box if Shares will be       Address(es):
 tendered by book-entry transfer)                  ---------------------


                                       ---------------------------------


[   ]   The Depository Trust Company            (Zip Code)
[   ]   Philadelphia Depository Trust Company             --------------


                                       Area Code and Tel. No.:

                                                              ----------

                                              (Daytime telephone number)




Account Number:                          Signature(s):
               -------------------                  --------------------


Dated:                      , 1996
      ----------------------            --------------------------------



                              GUARANTEE
               (Not to be used for signature guarantee)


          The undersigned, an Eligible Institution (defined in Section

3 of the Offer to Purchase), hereby (i) represents that the tender of shares effected hereby complies with Rule 14e-4 under the Securities

Exchange Act of 1934, as amended and (ii) guarantees delivery to the

Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary's account at one of the Book-Entry Transfer Facilities

(defined in Section 3 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's

Message (defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three trading days on the American Stock Exchange, Inc. after the date hereof.


Name of Firm:
             -----------------------          --------------------------

                                                (Authorized Signature)

Address:
        ----------------------------         Name:
                                                 ---------------------

------------------------------------              (Please type or print)

                         (Zip Code)         Title:
                                                   ---------------------

Area Code and Tel. No.:                       Date:                , 1996

                       -------------              ---------------



NOTE:     DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
      CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.